UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.—Other Events

On December 6, 2005, the Board of Directors of United Technologies Corporation (“UTC”) approved a change in UTC’s Corporate Governance Guidelines replacing the paragraph titled “Voting for Directors” with the following provisions concerning voting in elections of directors:

“Voting for Directors

In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “majority withhold vote”) will promptly tender his or her resignation to the Chairman of the Committee on Nominations and Governance following certification of the shareholder vote.

The Committee on Nominations and Governance (the “Committee”) will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject it. In assessing whether to accept or reject the tendered resignation, the Committee will consider all factors it deems relevant including, without limitation, the stated reasons why shareholders “withheld” votes from such director, the exercise of cumulative voting, the director’s length of service and qualifications, the director’s contributions to UTC, and UTC’s Corporate Governance Guidelines.

The Board will act on the Committee’s recommendation no later than 90 days after the date of the shareholders’ meeting where the majority withhold vote occurred. The Board will consider the factors considered by the Committee and any additional information the Board believes to be relevant in deciding whether to accept the tendered resignation. Following the Board’s decision, UTC will promptly publicly disclose that decision (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.

To the extent that the Board accepts one or more directors’ resignations, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Committee received a majority withhold vote at the same election, then the independent directors who did not receive a majority withhold vote will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

This governance guideline will be summarized or included in each of UTC’s proxy statements relating to an election of directors.”

This revised policy reflects enhancements to, and makes more transparent, the majority voting policy that UTC’s Board adopted earlier this year and the procedures contemplated thereby. The policy’s requirement that a resignation be submitted would give effect to shareholder views in the event of a majority withhold vote. At the same time, the policy provides the Board with the necessary flexibility to consider each instance of a majority withhold vote, taking into account the circumstances of the individual director and voting results, the director’s particular expertise and qualifications, the effect of any cumulative voting and the appropriate measures to maintain adequate Board oversight in the best interests of shareholders. Alternative governance structures may not provide this flexibility. Additional information with regard to the Board’s rationale for adopting this policy will be included in UTC’s definitive proxy statement for its 2006 annual meeting of shareholders. The complete text of UTC’s Corporate Governance Guidelines is available in the Governance section of UTC’s website: www.utc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: December 7, 2005	By:	/s/ Debra A. Valentine
Debra A. Valentine
Vice President, Secretary and Associate General Counsel